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                                  EXHIBIT 10.21

                           NEGOTIABLE PROMISSORY NOTE

$250,000                                                          June 25, 1998

     FOR VALUE RECEIVED, Tomorrow's Morning, Inc., a California corporation (the "Maker"), hereby promises to pay in lawful money of the United States in immediately available funds, to Michael Fuchs (together with his successors and assigns, the "Payee"), or order, at such place as may be designated in writing by Payee, the principal amount of $250,000 together with interest thereon calculated and payable as set forth below.

     The principal amount of this Negotiable Promissory Note (the "Note") shall bear interest at the rate of ten percent (10%) per annum from the date of this Note. Interest shall be payable on a quarterly basis, in arrears, within ten
(10) days after the end of each calendar quarter, beginning with the quarter ending September 30, 1998. The entire principal amount hereof and all remaining accrued interest shall be due and payable on December 24, 1998. Maker may prepay the principal amount of this Note at any time following ten (10) days prior written notice, without premium or penalty (such prepayment to include all accrued interest pursuant to this Note). All payments under this Note shall be credited first to interest, then to principal.

     Payee shall have the right at any time upon or prior to repayment, upon written notice to Maker, to convert all or any part of this Note and any accrued and unpaid interest thereon into unregistered shares of Maker's Common Stock at the rate of $2.00 per share (the "Per Share Conversion Price"). Maker agrees that the shares of Common Stock delivered on the exercise of such conversion right (the "Conversion Shares") shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to any liens, security interests, encumbrances, charges or pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per Conversion Share is at all times equal to or less than the then Per Share Conversion Price. The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state stamp, original issue, transfer or similar taxes which may be payable in respect of the issue or delivery of any Conversion Share or certificate therefor. The Company agrees that, prior to the expiration of such conversion right, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of such conversion right, the shares of Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of such conversion right, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities law restrictions) and free and clear of all pre-emptive rights. The Conversion Shares shall also be entitled to protection from dilution as set forth on the attached Exhibit "A".

     The following events shall constitute a "Default" hereunder: (i) if Maker fails to pay when due any payment hereunder; (ii) if proceedings under any bankruptcy or insolvency law are commenced by or against Maker, or if a general assignment for the benefit of creditors of Maker is made, or if a trustee or receiver of Maker's property is appointed; or (iii) if a default occurs under any provision of this Note not covered by clause (i) above, or any other agreement

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executed by Maker in connection with this Note, and such default is not cured by
Maker within five (5) days after notice to Maker.

     To the extent not prohibited by applicable law, Maker agrees to reimburse Payee upon demand for all reasonable out-of-pocket expenses (including attorney's fees and related expenses) incurred by Payee in connection with or in any way related to the enforcement of the obligations of Maker hereunder.

     Maker hereby waives presentment and demand for payment, protest, notice of protest and nonpayment, and all other demands or notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Maker agrees that its liability on this Note shall not be affected by any renewal or extension of any time of payment hereof, by any indulgences, or by any release or change in any security for the payment of this Note, and hereby consents to any and all renewals, extensions, indulgences, releases or changes.

     Any portion of this Note which may be held by any court of competent jurisdiction to be unenforceable shall be deemed severable, and the balance of this Note shall be fully enforceable.

     Payee shall be entitled, upon the occurrence of a Default, to accelerate payment of the unpaid balance of this Note, in which event the entire unpaid principal balance hereof and all other amounts due hereunder shall immediately be due and payable without demand or notice.

     In the event that any payment shall not be made on this Note when due, whether by acceleration or otherwise, Maker agrees to pay interest on such overdue payment from the due date until the date such payment is received by Payee at the rate of fifteen percent (15%) per year or the maximum rate permitted by applicable law, whichever is less.

     This Note is executed in and shall be governed by and construed in accordance with the laws of the State of California.

     No delay or omission of Payee in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to, or waiver of, any such right or remedy on any future occasions.

     IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered as of the date first set forth above.

                                 TOMORROW'S MORNING, INC.

                                 By:_____________________________________
                                    Adam Linter, President